UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 30, 2009
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On September 30, 2009, the Company entered into an eighth amendment to the credit agreement that was dated June 7, 2006 (the “Eighth Amendment to the Credit Agreement”) with a syndicate of financial institutions, including Bank of America, N.A. (“Bank of America”) as Administrative Agent.  The credit agreement consists of a revolving credit facility and a term loan facility.  Fees and interest on borrowings vary based on the Company’s total debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio as set forth in the credit agreement.  Interest is based on a spread over the London Interbank Offered Rate (“LIBOR”) or a spread over the base rate (which is the greater of the Federal Funds Rate plus 0.50% or the Prime Rate), as selected by the Company.  The Eighth Amendment to the Credit Agreement amended, among other items, the following terms:

1.
Reduced the maximum amount of principal that may be borrowed under the revolving credit facility by $60 million from $240 million to $180 million, and eliminated the $60 million accordion feature that was available under the credit agreement.  The borrowing capacity continues to be reduced by any outstanding letters of credit.

2.	Increased the LIBOR spread, base rate spread and letters of credit fee by 75 basis points in each case and increased the non-use fee from a range of 30 to 50 basis points to a flat 50 basis points.

3.
Decreased the maximum leverage ratio from 3.00:1.00 to 2.75:1.00 effective December 31, 2010 and lowered the minimum fixed charge coverage ratio from 2.50:1.00 to 2.35:1.00 effective September 30, 2009.

4.
Modified the definition of consolidated EBITDA by, among other items, allowing for the add back of non-cash goodwill impairment charges and other acquisition-related intangible asset impairment charges, non-cash restructuring charges, and non-cash compensation charges for the periods ending up to and including September 30, 2009.

As previously disclosed, as a result of the significant decline in the price of the Company’s common stock following the announcement by the Company of its intention to restate certain of its historical financial statements, the Company is engaging in an impairment analysis with respect to the carrying value of its goodwill in connection with the preparation of its financial statements for the quarter ended September 30, 2009.

The analysis of goodwill is a complex process that requires the use of multiple valuation methodologies and involves considerable management judgment and estimates.  While the impairment analysis has not yet been finalized, based on management’s preliminary analysis as of October 6, 2009, the Company expects that it will record a non-cash goodwill impairment charge for the quarter ended September 30, 2009, which is expected to materially impact the Company’s financial condition and its results of operations for the quarter ended September 30, 2009 and the fiscal year ended December 31, 2009.  The expected goodwill impairment charge will impact the Company’s Accounting and Financial Consulting segment and Corporate Consulting segment, which had goodwill balances of $73.3 million and $73.1 million, respectively, as of June 30, 2009.  As described above, under the definition of consolidated EBITDA in the Eighth

Amendment to the Credit Agreement, such expected goodwill impairment charge will be an add back for the period ended September 30, 2009.

As of September 30, 2009, the principal amount outstanding under the credit facility totaled $301.5 million, consisting of $109.0 million under the revolving credit facility and $192.5 million under the term loan facility, and carried a weighted-average interest rate of 3.9%. Taking into account the amendment and the letters of credit outstanding, the borrowing capacity remaining available under the credit agreement was $65.4 million as of September 30, 2009.

A copy of the Eighth Amendment to the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Eighth Amendment to the Credit Agreement is qualified in its entirety by reference to the full text of the Eighth Amendment to the Credit Agreement.

Security Agreement

Also on September 30, 2009, the Company entered into a security agreement (the “Security Agreement”) with Bank of America as Administrative Agent.  The Security Agreement is required by the terms of the Eighth Amendment to the Credit Agreement in order to secure the obligations thereunder, and grants Bank of America, for the ratable benefit of the lenders under the Eighth Amendment to the Credit Agreement, a first-priority lien, subject to permitted liens, on substantially all of the personal property assets of the Company and the subsidiary grantors.  A copy of the Security Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference herein.  The foregoing description of the Security Agreement is qualified in its entirety by reference to the full text of the Security Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information from Item 1.01 above is incorporated herein by reference in its entirety.

Item 8.01.	Other Events.

As previously disclosed, the Securities and Exchange Commission (“SEC”) has commenced an investigation with respect to the circumstances that led to the restatement and is conducting an inquiry with respect to the allocation of time in certain practice groups.  The Company is cooperating fully with the SEC.  As often happens in these circumstances, the United States Attorney’s Office (“USAO”) for the Northern District of Illinois has contacted the Company’s counsel. The USAO made a telephonic request for copies of certain documents that the Company previously provided to the SEC, which the Company has voluntarily provided to the USAO.

In addition to the previously disclosed purported class action complaints filed in connection with the Company’s restatement, the following purported class action complaint has been filed in connection with the Company’s restatement in the United States District Court for the Northern District of Illinois: a complaint in the matter of Thomas Fisher v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge, Wayne Lipski and PricewaterhouseCoopers LLP, filed on September 2, 2009.  Like the other purported class action complaints filed in connection with the Company’s restatement, the complaint asserts claims under Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, contends that the Company and the individual defendants issued false and misleading statements regarding the Company’s financial results and compliance with generally accepted accounting principles and seeks unspecified damages and reimbursement for fees and expenses incurred in connection with the action, including attorneys’ fees. The Company intends to defend the action vigorously.

The Company has also been named as a nominal defendant in two derivative suits filed in connection with the Company’s restatement, since consolidated in the Circuit Court of Cook County, Illinois, Chancery Division on September 21, 2009:  (1) a complaint in the matter of Curtis Peters, derivatively on behalf of Huron Consulting Group Inc. v. Gary E. Holdren, Gary L. Burge, Wayne Lipski, each of the members of the Board of Directors and PricewaterhouseCoopers LLP, filed on August 28, 2009 (the “Peters suit”) and (2) a complaint in the matter of Brian Hacias, derivatively on behalf of Huron Consulting Group Inc. v. Gary E. Holdren, Gary L. Burge and Wayne Lipski, filed on August 28, 2009 (the “Hacias suit”).  A consolidated complaint is forthcoming.  The Peters suit was filed in the Circuit Court of Cook County, Illinois, Law Division, and alleges claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets.  The Peters suit also alleges claims for professional negligence against PricewaterhouseCoopers LLP, the Company’s independent auditors.  The Hacias suit was filed in the Circuit Court of Cook County, Illinois, Chancery Division, and alleges claims for breach of fiduciary duty, gross negligence, abuse of control, gross mismanagement, breach of contract, waste of corporate assets, contribution and indemnification and insider trading.  Both plaintiffs seek unspecified damages allegedly sustained by the Company resulting from the restatement and related matters, disgorgement and reimbursement for fees and expenses incurred in connection with the suits, including attorneys’ fees.

Given the uncertain nature of the SEC investigation with respect to the circumstances that led to the restatement, the SEC inquiry into the allocation of time in certain practice groups, the USAO’s request for certain documents and the private shareholder class action and derivative lawsuits in respect of the restatement (collectively, the “restatement matters”), and the uncertainties related to the incurrence and amount of loss, including with respect to the imposition of fines, penalties, damages, administrative remedies and liabilities for additional amounts, with respect to the restatement matters, the Company is unable to predict the ultimate outcome of the restatement matters, determine whether a liability has been incurred or make a reasonable estimate of the liability that could result from an unfavorable outcome in the restatement matters. Any such liability could be material.

Statements in this filing, including any information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “assumes,” “can,” “considers,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the SEC investigation and related Company inquiries with respect to the circumstances that led to the restatement and the related private litigation, (iii) the SEC and related Company inquiries into the allocation of time in certain practice groups, (iv) the USAO’s request for certain documents, (v) the Company’s projected accounting treatment for acquisition-related payments after August 1, 2009, (vi) management’s assessment of the Company’s internal control over financial reporting and any required remediation and (vii) the Company’s impairment analysis with respect to the carrying value of its goodwill. In addition, these forward-looking statements reflect the

Company’s current expectation about its future results, levels of activity, performance, or achievements, including, without limitation, that the Company’s business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that the Company is able to expand its service offerings; that the Company successfully integrates the businesses it acquires; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Please see “Risk Factors” in the Company’s 2008 Annual Report on Form 10K/A and in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 for a description of the material risks the Company faces.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Eighth Amendment to Credit Agreement, dated as of September 30, 2009, by and among Huron Consulting Group Inc., the guarantors and lenders listed on the signature pages thereto, and Bank of America, N.A.

10.2	Security Agreement, dated as of September 30, 2009, by and among the grantors listed on the signature pages thereto, and Bank of America, N.A.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	October 6, 2009	/s/ James K. Rojas
Name: James K. Rojas
Title: Chief Financial Officer